Exhibit 10.42

WEST PHARMACEUTICAL SERVICES, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

PLAN DOCUMENT

Originally Adopted January 14, 2003

Amended, Restated and Renamed December 13, 2005

Approved by Shareholders, April 29, 2003

Amended, Restated and Renamed Effective as of January 1, 2006

WEST PHARMACEUTICAL SERVICES, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose of the Plan.

(a)           The West Pharmaceutical Services, Inc. 2003 Employee Stock Purchase Plan was originally adopted on January 1, 2003 and effective June 1, 2003.  The 2003 Employee Stock Purchase Plan is hereby amended, restated and renamed the Amended and Restated Employee Stock Purchase Plan (the “Plan”), which amendment and restatement was adopted on December 13, 2005 by the Board of Directors of West Pharmaceutical Services, Inc. (the “Company”).  The Plan document as it existed prior to January 1, 2006 shall cover all Offering Periods (as defined herein) prior to January 1, 2006.

(b)           The purpose of the Plan is to provide eligible employees of the Company and participating subsidiary companies with an opportunity to increase their proprietary interest in the success of the Company by purchasing Company stock on favorable terms and to pay for such purchases through payroll deductions, if elected.  The Plan is intended to meet the requirements of section 423 of the U.S. Internal Revenue Code.

2.                                      Definitions.

(a)           “Account” means the account established for each Participant pursuant to Section 8(a).

(b)           “Board” means the board of directors of the Company, as constituted from time to time.

(c)           “Code” means the United States Internal Revenue Code of 1986, as amended.

(d)           “Committee” means a committee of directors or officers appointed by the Board, as described in Section 3.

(e)           “Company” means West Pharmaceutical Services, Inc., a Pennsylvania corporation.

(f)            “Company Savings Plan” means the West Pharmaceutical Services, Inc. Savings Plan, any successor Plan thereto, or any other tax-qualified retirement plan maintained under section 401(k) of the Code by a Participating Company.

(g)           “Compensation” means the base rate of compensation paid in cash to a Participant by a Participating Company, including salaries and wages, and without deduction for any pre-tax contributions made by the Participant under sections 401(k), 125 or 132(f)(4) of the Code.  “Compensation” shall exclude bonuses, incentive compensation, commissions, overtime pay, shift premiums, all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items.  The Committee shall determine whether a particular item is included in Compensation.

(h)           “Corporate Reorganization” means:

(i) the consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(i)            “Eligible Employee” means any employee of a Participating Company who meets each of the following requirements:

(i) His or her customary employment is for more than five months per calendar year; and

(ii)  his or her customary employment is for more than 20 hours per week; and

(iii) he or she has been a continuous employee of a Participating Company for not less than 90 days.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i)            If Stock was traded on the New York Stock Exchange or other stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(ii)           If clause (i) above is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

(iii)          Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange.  Such determination shall be conclusive and binding on all persons.

(l)            “Grandfathered DSPP Employee” an Eligible Employee who participated in the Company’s Discounted Stock Purchase Plan (“DSPP”) at the time it was terminated (as of May 31, 2003) and was contributing an amount to the DSPP that was less than $10.00 per pay period if the Eligible Employee was paid biweekly ($5.00 per paid period if the Eligible Employee was paid weekly) or 1% of his or her Compensation at the time of the termination of the DSPP.

(m)          “Offering Period” means a three-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(n)           “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(o)           “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(p)           “Plan” means this West Pharmaceutical Services, Inc. Amended and Restated Employee Stock Purchase Plan, as it may be amended in accordance with its terms from time to time.

(q)           “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(r)           “Stock” means the common stock of the Company, par value $0.25 per share.

(s)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.                                      Administration of the Plan.

(a)           Committee Composition.  The Plan shall be administered by the Committee.  The Committee shall consist exclusively of one or more directors or officers of the Company, who shall be appointed by the Board from time to time.  The Committee shall serve at the pleasure of the Board and be subject to replacement, substitution or removal by the Board at any time for any reason.  The members of the Committee as of January 1, 2006 are the Company’s Vice President-Human Resources and the Company’s Treasurer.

(b)           Authority of the Committee. The Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.  All such actions, interpretations and determinations which are done or made by the Committee in good faith shall be final, conclusive and binding on the Company, each Subsidiary, each Participant and all other parties and shall not subject the Committee to any liability.

4.                                      Enrollment and Participation.

(a)           Offering Periods.  While the Plan is in effect, four Offering Periods shall commence in each calendar year.  Effective December 1, 2005, the Offering Periods shall consist of the three-month periods commencing on each January 1, April 1, July 1, and October 1. Notwithstanding the foregoing, the first Offering Period under the Plan shall be a two-month period commencing on February 1, 2006 and end on March 31, 2006.  There shall be no Offering Period with respect to the period between December 1, 2005 and January 31, 2006.

(b)           Enrollment.  Subject to Section 4(c), any Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing and filing the enrollment form prescribed for this purpose by the Committee not later than 15 days prior to the commencement of such Offering Period.  With respect to the first Offering Period that commences on February 1, 2006, any Eligible Employee may elect to become a Participant in the Plan by executing and filing the enrollment form prescribed for this purpose by the Committee not later than January 15, 2006.

(c)           Restriction on Participation.  An Employee who makes a hardship withdrawal from the Company Savings Plan shall be prohibited from contributing to the Plan until the first day of the Offering Period that coincides with or next follows the six month anniversary of the date of such hardship withdrawal.

(d)           Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(c) or 9(b).  A Participant who discontinued employee contributions under Section 5(c) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 3(b) above.  A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

5.                                      Employee Contributions.

A Participant may purchase shares of Stock under the Plan by means of payroll deductions described in Section 5(a) only.

(a)           Payroll Deduction Contributions.

(i)            Frequency of Payroll Deductions. Payroll deductions, as designated by the Participant pursuant to this Section 5(a), shall occur on each payday during participation in the Plan.

(ii)           Amount of Payroll Deductions.  An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock.  He or she may elect to contribute a flat dollar amount (but not less than $10.00 per pay period if the Eligible Employee is paid biweekly and not less than $5.00 per pay period if the Eligible Employee is paid weekly) or a whole percentage of his or her Compensation (of not less than 1% or more than 25% of his or her Compensation).  Notwithstanding the foregoing, a Grandfathered DSPP Employee may make contributions to the Plan of less than $10.00 per pay period if paid on a biweekly basis ($5.00 per pay period if paid on a weekly basis) or 1% of his or her pay per pay period, as applicable (“Minimum Contribution”); provided that such Grandfathered DSPP Employee may not contribute less than the amount he or she was contributing to the DSPP at the time of its termination, and if such Grandfathered DSPP Employee subsequently elects to increase the amount of his Payroll Deductions, it must be increased to an amount in excess of the Minimum Contribution, and he or she will no longer be permitted to elect to make payroll deduction contributions of an amount less than the Minimum Contribution.

(iii)         Changing Withholding Rate.  If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company in the manner prescribed by the Committee but no more frequently than monthly.  The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company.

(iv)          Discontinuing Payroll Deductions.  If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company in the manner prescribed by the Committee.  Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company.  In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).  A Participant who has discontinued employee payroll deduction contributions may resume such contributions by filing a new enrollment form with the Company in the manner prescribed by the Committee.  Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

(b)           Restriction on Employee Contributions.  An Employee who makes a hardship withdrawal from the Company Savings Plan shall be prohibited from participating in the Plan until the first day of the Offering Period that coincides with or next follows the six month anniversary of the date of such hardship withdrawal.

6.                                      Withdrawal from the Plan.

(a)           Withdrawal.  A Participant may elect to withdraw from the Plan in the manner prescribed by the Company at any time before the last day of an Offering Period.  As soon as reasonably practicable thereafter, payroll contributions shall cease and the entire amount credited to the Participant’s Account shall be refunded to him or her in cash, without interest.  No partial withdrawals shall be permitted.

(b)           Re-enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(d).  Re-enrollment may be effective only at the commencement of an Offering Period.

7.                                      Change in Employment Status.

(a)           Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).

(b)           Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, sick leave disability or another bona fide leave of absence, if the leave was approved by the Company in writing.  Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)           Death.  In the event of the Participant’s death, the amount credited to his or her Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate.  Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

(d)           Transfer to Another Participating Company.  A transfer from one Participating Company to another shall not be treated as a termination of employment.

8.                                      Accounts and Purchase of Shares.

(a)           Accounts.  The Company shall maintain an Account on its books in the name of each Participant.  Amounts deducted from the Participant’s Compensation under Section 5(a) shall be credited to the Participant’s Account.  Amounts credited to Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes.  No interest shall be credited to any Participant’s Account.

(b)           Purchase Price.  The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be 85% of the Fair Market Value of such share on the last trading day in such Offering Period.

(c)           Number of Shares Purchased.  As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Section 8(c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a).  The amount then in the Participant’s Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Account.  The foregoing notwithstanding, no Participant shall purchase more than 1,000 shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 9(b) and 14(a).  The Committee may determine with respect to all Participants that any fractional share, as calculated under this Section 8(c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d)           Available Shares Insufficient.  In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)           Dividends.  Cash dividends will be credited to the Account of a Participant on the date those dividends are paid and such dividends shall be reinvested in Stock as soon as is reasonably practicable.  All Stock dividends shall be credited to the Account of each Participant.  Any other distributions of securities and rights to subscribe shall be sold and the net proceeds credited to the Account of each Participant.

(f)            Issuance of Stock.  Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to the Participant as soon as reasonably practicable after the Participant requests that such certificates be delivered, provided, however that the Committee may require that such shares shall be held for each Participant’s benefit by a broker designated by the Committee until the second anniversary of the date such Stock was purchased on behalf of a Participant.  Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(g)           Unused Cash Balances.  Any amount remaining in the Participant’s Account that represents the Purchase Price for a fractional share shall be carried over in the Participant’s Account to the next Offering Period.  Any amount remaining in the Participant’s Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 8(c), 9(b) or 14(a) shall be refunded to the Participant in cash, without interest.

(h)           Stockholder Approval.  Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

9.                                      Limitations on Stock Ownership.

(a)           Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company.  For purposes of this Section 9(a), the following rules shall apply:

(i)            Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii)           Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)          Each Participant shall be deemed to have the right to purchase 1,000 shares of Stock under this Plan with respect to each Offering Period.

(b)           Dollar Limit.

(i)            Any other provision of the Plan notwithstanding in the case of Stock purchased during an Offering Period that commenced during a calendar year, no Participant shall purchase Stock with Fair Market Value in excess of:  (i) $25,000 minus (ii) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan and all other employee stock purchase plans (described in section 423 of the Code) of the Company or any parent or Subsidiary of the Company.

(ii)           For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased.  If a Participant is precluded by this Section 9(b) from purchasing additional Stock under the Plan, then his or her employee payroll deduction contributions shall automatically be discontinued and he shall be prohibited from making additional cash contributions under Section 5(b).  His or her employee payroll deduction contributions shall resume at the beginning of the earliest Offering Period that ends in the next calendar year (if he or she then is an Eligible Employee).

10.                               Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

11.                               No Rights as an Employee.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

12.                               No Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

13.                               Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

14.                               Stock Offered Under The Plan.

(a)           Authorized Shares.  The aggregate number of shares of Stock originally available for purchase under the Plan was 1,500,000.  As a result of a two-for-one stock split in 2004, that number was increased to 3,000,000.  The aggregate number of shares is subject to adjustment pursuant to this Section 14.

(b)           Antidilution Adjustments.  The aggregate number of shares of Stock offered under the Plan, the 1,000-share limitation per Offering Period described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

(c)           Reorganizations.  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

15.                               Amendment or Discontinuance.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice.  Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the

Company.  In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by any applicable law or regulation.

16.                               Tax Withholding.

To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the applicable Participating Company is authorized to withhold any and all applicable taxes.  The applicable Participating Company may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant’s Account, (ii) deducting cash from a Participant’s Account, or (iii) deducting cash from a Participant’s other compensation.  A Participant’s election to participate in the Plan authorizes the Company or the appropriate Subsidiary to take any of the actions described in the preceding sentence.

17.                               Governing Law.

Except to the extent superseded by federal law, the laws of the Commonwealth of Pennsylvania will govern all matters relating to the Plan.

Certified True and Correct Copy of the Plan

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[CORPORATE SEAL]		WEST PHARMACEUTICAL SERVICES, INC.

Date:	December 13, 2005	By:
John R. Gailey III, Secretary